CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated September 28, 2007 (expect for Note 14 which is as of February 5, 2008) with respect to the financial statements for the period ended July 31, 2007 in the registration statement (Form S-1) and the related Prospectus of Uranium Energy Corp. (the "Company") for the registration up to 4,350,000 shares of the Company's common stock.

Vancouver, Canada,
February 8, 2008	Chartered Accountants